2451 North McMullen Booth Road Suite 308 Clearwater, FL 33759-1356 855.334.0934 Toll free 727-444-0931

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, Amendment 3 of our audit report, dated February 27, 2013, relative to the financial statements of Resort Savers, Inc. as of January 31, 2013 and the period from inception (June 25, 2012) through January 31, 2013.

We also consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

August 16, 2013